ICOx Innovations Announces FreedomCoin – a Utility Token for the GunBroker.com Marketplace

FreedomCoin will Allow GunBroker’s Over 4 Million Gun and Outdoor Enthusiasts the Ability to

Buy and Sell Products Using Secure Blockchain Technology, saving time and reducing fees.

LOS ANGELES, Jan. 29, 2019 — ICOx Innovations Inc. (TSXV and OTC: ICOX) (the “Company” or “ICOx”), which designs and assists in the creation of branded blockchain economies and corporate currencies for established companies to benefit and grow their businesses through blockchain technologies, today announced FreedomCoin, a new regulatory compliant corporate currency.

FreedomCoin will allow the users of GunBroker.com, the world’s largest online marketplace for hunting, outdoor sports, and firearm products with over 4.7 million customers and $600M in yearly transactions, the ability to pay for purchases using an easy to use digital wallet. GunBroker.com users can purchase FreedomCoins with U.S. dollars and store them in a personal, secure blockchain wallet until needed. Buyers and sellers can choose to accept and use FreedomCoins for transactions leveraging blockchain technology to replace the need for other costly and time-consuming payment options.

“We are excited to bring the over 4.7 million customers GunBroker.com has in its network the ability to buy and sell products with a corporate cryptocurrency and blockchain-enabled infrastructure,” said Bruce Elliott, President of ICOx Innovations. “This is the one of the first use cases that I’m aware of where a compliant cryptocurrency can truly replace the need for other costly and time-consuming payment options which is something of extreme value to GunBroker’s users. With hundreds of millions of dollars transacted annually on GunBroker.com, this may potentially become the most retail transacted cryptocurrency in the US.”

ICOx through it’s subsidiary ICOx, USA Inc. has been contracted by FreedomCoin,LLC, to design and build the FreedomCoin for use by the GunBroker.com Network. The FredomCoin is a stable coin pegged to the U.S. dollar. Users can buy FreedomCoins with U.S. dollars and store them in personal, secure blockchain wallet until needed. Users can quickly convert funds though an easy-to-use app. The platform provides simple, trusted transactions and is designed to meet the demands of the current regulatory environment through KYC (know your client) and AML (anti-money laundering) compliance and money transmitter licensing.

ICOx USA, Inc. will charge up to $2M for the design and development of the FreedomCoin. In addition, the parties agreed that FreedomCoin, LLC will issue warrants to ICOx USA, Inc. allowing it to acquire up to 20% of ownership of FreedomCoin, LLC for total consideration of US$1, which warrants may be exercised by ICOx USA at any time in the future.

“Anyone who has purchased a firearm knows how painstakingly brutal it can be to deal with traditional credit card companies and other financial institutions,” Steven F. Urvan, CEO and Chief Technology Officer at GunBroker.com. “Thanks to ICOx and BitRail, now we can virtually eliminate that problem and expose a whole new segment of gun and outdoor enthusiasts to the world of digital payments.”

About ICOx Innovations

ICOx is positioned for the long term as an enterprise platform for building branded blockchain economies and corporate currencies for established brands. ICOx Innovations Inc. provides a platform for the design and creation of branded blockchain economies that solve real-world problems with established organizations. ICOx Innovations provides operational insights intended to benefit and grow its customers’ businesses through the use of blockchain technology and branded corporate currencies. The ICOx Innovations platform is compliance-driven and combines rigorous strategic planning, capital structuring, technical integration and token economics model development, designed to allow its clients to create sustainable economies. The ICOx Innovations team co-founded KODAKOne, a blockchain-based image-rights management platform, and is the co-architect of KODAKCoin, the token that will reward and incentivize the KODAKOne platform users. Notably the Honorable Edmund C. Moy, 38th Director of the United States Mint (2006-2011) and the Honorable Alphonso Jackson, Former US Cabinet Secretary & Former Vice-Chair of JP Morgan Chase are members of the ICOx Board of Directors, For more information on ICOx Innovations, go to: www.icoxinnovations.com. Please visit www.icox.tv to sign up for the ICOX Video Newsletter.

About GunBroker.com

GunBroker.com is the world’s largest online marketplace for firearms, ammo and accessories. Launched in 1999, GunBroker.com is an informative, secure and safe way to buy and sell firearms, ammunition and hunting/shooting gear online. GunBroker.com promotes responsible ownership of guns and firearms. Aside from merchandise bearing its logo, GunBroker.com sells none of the items listed on its website. Third-party sellers list items on the site and Federal and state laws govern the sale of firearms and other restricted items. Ownership policies and regulations are followed using licensed firearms dealers as transfer agents.

About FreedomCoin

FreedomCoin is a stable, legally compliant utility token available for simple, trusted transactions on the BitRail infrastructure and supported by the issuing entity FreedomCoin Inc. Based in the United States FreedomCoin Inc facilitates the mainstream adoption of cryptocurrencies by consumers and demands the highest standards of legal compliance. The company adheres to local money transmitter regulations and ensures FreedomCoin is both KYC and AML compliant. FreedomCoin is a stable coin pegged to the U.S. dollar and is the preferred payment method and partner of GunBroker.com.

For additional info about ICOx Innovations visit www.icoxinnovations.com or www.sedar.com and www.sec.gov.

Company Contact

Bruce Elliott, President

Phone: 424-570-9446

Bruce.elliott@icoxinnovations.com

Media Contact

ICOx Innovations

Arian L. Hopkins

Communications, ICOx Innovations

arian@icoxinnovations.com

Investor Inquiries

Phone: 424-570-9446 ext 8

ir@icoxinnovations.com

Disclaimer ICOx Innovations (the “Company”) for Forward-Looking Statements

This news release contains “forward-looking statements.” Statements in this news release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the statements: that FreedomCoin will allow GunBroker’s over 4 million gun and outdoor enthusiasts the ability to buy and sell products using secure blockchain technology, saving time and reducing fees; that FreedomCoin may potentially become the most retail transacted cryptocurrency in the US.; that ICOx USA, Inc. will charge up to $2M for the design and development of FreedomCoin; that FreedomCoin, LLC will issue warrants to ICOx USA, Inc. allowing it to acquire up to 20% of ownership of FreedomCoin, LLC for total consideration of US$1, which warrants may be exercised by ICOx USA at any time in the future; and the statement that the problem with traditional credit card companies and other financial institutions can be virtually eliminated and a whole new segment of gun and outdoor enthusiasts can be exposed to the world of digital payments.

The material assumptions supporting these forward-looking statements include, among others, that the Company’s future growth potential, results of operations, future prospects and opportunities; execution of the Company’s business strategy; there being no material variations in current regulatory environments in which the Company or its clients operate; the Company’s operating expenses, including general and administrative expenses, will be as expected; the Company will be able to obtain any necessary financing on acceptable terms; that the Company will be able to retain skilled personnel necessary to complete its projects. Although management considers these assumptions to be reasonable based on information currently available to it, they may prove to be incorrect. These forward-looking statements are only predictions and involve known and unknown risks, uncertainties and other factors, including: the risk that the Company will be unable to efficiently manage the Company’s operations, including the project for FreedomCoin; the risk that there may be negative changes in general economic and business conditions; the risk that the Company may have negative operating cash flow and not enough capital to complete its projects; the risk that the Company may not be able to obtain additional financing as necessary; the risk that there may be increases in capital and operating costs; the risk the cryptocurrency and other trading platforms are relatively new, largely unregulated and may not be accepted by the public as a payment platform; the risk that the platform of the Company’s clients may be subject to fraud and other failures; the risk that there may be technological changes and developments in the blockchain and cryptocurrencies that make the Company’s projects obsolete; risks relating to regulatory changes or actions which may impede the Company’s ability to complete its projects; the risk that other competitors may release platforms similar to those of the Company’s clients; and other general risks involved in the cryptocurrency industry. Any of these risks may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Further, although the Company has attempted to identify factors that could cause actual results, levels of activity, performance or achievements to differ materially from those described in forward-looking statements, there may be other factors that cause results, levels of activity, performance or achievements not to be as anticipated, estimated or intended. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law, including the securities laws of the United States and Canada. Although the Company believes that any beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Readers should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents the Company files with the SEC, available at www.sec.gov, and on the SEDAR, available at www.sedar.com.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.